UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

CB RICHARD ELLIS REALTY TRUST

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CB Richard Ellis Realty Trust

April 28, 2008

Dear Shareholder:

You are invited to attend the annual meeting of shareholders of CB Richard Ellis Realty Trust. This year’s meeting will be held on Tuesday, June 10, 2008 at 1:00 p.m., local time, at the Nassau Inn, Ten Palmer Square, Princeton, New Jersey 08542-3712.

The attached proxy statement, with the accompanying notice of the meeting, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to take part in the affairs of our company by voting on the matters described in the accompanying proxy statement. We hope that you will be able to attend the meeting. Our trustees and management team will be available to answer questions. Afterwards, there will be a vote on the matters set forth in the accompanying proxy statement.

Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible or authorize your proxy by calling the toll-free telephone number or via the Internet. The enclosed proxy card contains instructions regarding all three methods of authorizing your proxy. If you attend the meeting, you may continue to have your common shares voted as instructed in the proxy or you may revoke your proxy at the meeting and vote your common shares in person. We look forward to seeing you at the meeting.

Sincerely,

Robert H. Zerbst

Chairman of the Board of Trustees

Jack A. Cuneo

President and Chief Executive Officer

ELECTRONIC AND TELEPHONE PROXY AUTHORIZATION

CB Richard Ellis Realty Trust’s shareholders of record on the close of business on April 16, 2008, the record date for the 2008 annual meeting of shareholders, may authorize their proxies to vote their shares by telephone or Internet by following the instructions on their proxy card. If you have any questions regarding how to authorize your proxy by telephone or by Internet, please call N.S. Taylor & Associates, Inc., the firm assisting us with the solicitation of proxies, toll-free at 1-866-470-3400.

CB RICHARD ELLIS REALTY TRUST

515 South Flower Street, Suite 3100

Los Angeles, California 90071

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on June 10, 2008

The 2008 annual meeting of shareholders of CB Richard Ellis Realty Trust, a Maryland real estate investment trust, will be held on Tuesday, June 10, 2008 at 1:00 p.m., local time, at the Nassau Inn, Ten Palmer Square, Princeton, New Jersey 08542-3712. At the annual meeting, shareholders will be asked to consider and vote upon the following proposals:

(1)	To elect all trustees to serve until the 2009 annual meeting of shareholders and until their successors are duly elected and qualify;

(2)	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

(3)	To act upon any other matters that may properly be brought before the annual meeting or at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the annual meeting may be adjourned, or to which the annual meeting may be postponed.

Our Board of Trustees has fixed the close of business on April 16, 2008, as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting, and at any adjournments or postponements thereof. Only shareholders of record of our common shares at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof.

You are requested to complete and sign the enclosed form of proxy, which is being solicited by our Board of Trustees, and to mail it promptly in the enclosed postage-prepaid envelope or authorize your proxy by calling the toll-free number or via the Internet. The enclosed proxy card contains instructions regarding all three methods of authorizing your proxy. Any proxy may be revoked by delivery of a later dated proxy. In addition, shareholders of record who attend the annual meeting may vote in person, even if they have previously delivered a signed proxy.

By Order of our Board of Trustees,

Laurie Romanak

Secretary

Los Angeles, California

April 28, 2008

Whether or not you plan to attend the annual meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided or authorize your proxy by telephone or Internet following the instructions on your proxy card. For specific instructions on authorizing your proxy, please refer to the instructions on the proxy card or the information forwarded by your broker, bank or other holder of record. If you attend the annual meeting, you may vote in person if you wish, even if you have previously signed and returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

i

CB RICHARD ELLIS REALTY TRUST

515 South Flower Street, Suite 3100

Los Angeles, California 90071

PROXY STATEMENT

FOR OUR 2008 ANNUAL MEETING OF SHAREHOLDERS to be held on June 10, 2008

We are sending this proxy statement and the enclosed proxy card to our shareholders on or about May 5, 2008 in connection with the solicitation of proxies by the Board of Trustees of CB Richard Ellis Realty Trust, a Maryland real estate investment trust, for use at the 2008 annual meeting of shareholders to be held on Tuesday, June 10, 2008, at 1:00 p.m., local time, at the Nassau Inn, Ten Palmer Square, Princeton, New Jersey 08542-3712 or at any postponement or adjournment of the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the meeting?

If our records show that you were a holder of our common shares at the close of business on April 16, 2008, which is referred to in this proxy statement as the record date, you are entitled to receive notice of the meeting and to vote the common shares that you held on the record date. Each outstanding common share entitles its holder to cast one vote for each matter to be voted upon.

What is the purpose of the meeting?

At the annual meeting, you will be asked:

•	to elect all trustees to serve until the 2009 annual meeting of shareholders and until their successors are duly elected and qualify;

•	to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

•	to act upon any other matters that may properly be brought before the annual meeting or at any adjournments or postponements thereof.

What constitutes a quorum?

The presence, in person or by proxy, of holders of a majority of the total number of outstanding common shares entitled to vote at this meeting is necessary to constitute a quorum for the transaction of business at the meeting. As of the record date, there were 38,736,581 common shares outstanding and entitled to vote at the meeting.

What vote is needed to approve each proposal?

A majority of all of the votes cast at the meeting at which a quorum is present is necessary for the election of the trustees, the ratification of our independent registered public accounting firm and the approval of any other matters properly presented at the meeting for shareholder approval. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote “for” or “against” any matter being voted on at the annual meeting and will not be counted as “votes cast.” Therefore, abstentions will have no effect on any of the proposals, assuming a quorum is present. Broker “non-votes,” or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions for purposes of the annual meeting.

Can I change my vote after I submit my proxy card?

If you cast a vote by proxy, you may revoke it at any time before it is voted by:

•	filing a written notice revoking the proxy with our secretary at our address;

•	properly signing and forwarding to us a proxy with a later date; or

•	appearing in person and voting by ballot at the meeting.

If you attend the meeting, you may vote in person whether or not you have previously given a proxy, but your presence (without further action) at the meeting will not constitute revocation of a previously given proxy.

How do I vote?

Voting in Person at the Meeting. If you are a registered shareholder and attend the annual meeting, you may vote in person at the meeting. If your common shares are held in street name and you wish to vote in person at the meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your common shares of record.

Voting by Proxy for Shares Registered Directly in the Name of the Shareholder. If you hold your common shares in your own name as a holder of record with our transfer agent, Boston Financial Data Services, you may instruct the proxy holders named in the enclosed proxy card how to vote your common shares in one of the following ways:

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By Mail. If you would like to authorize a proxy to vote your shares by mail, then please mark, sign and date your proxy card and return it promptly to our proxy tabulator, Mellon Investor Services LLC, in the postage-paid envelope provided.

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By Telephone. You may authorize a proxy to vote your shares by telephone by calling the toll-free number listed on your proxy card. Telephone proxy authorization is available 24 hours per day until 11:59 p.m., local time, on June 9, 2008. When you call, please have your proxy card in hand, and you will receive a series of voice instructions which will allow you to authorize a proxy to vote your common shares. You will be given the opportunity to confirm that your instructions have been properly recorded. IF AUTHORIZE A PROXY TO VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

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By Internet. You also have the option to authorize a proxy to vote your shares via the Internet. The website for Internet proxy authorization is printed on your proxy card. Internet proxy authorization is available 24 hours per day until 11:59 p.m., local time, on June 9, 2008. As with telephone proxy authorization, you will be given the opportunity to confirm that your instructions have been properly recorded. IF AUTHORIZE A PROXY VOTE VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

Voting by Proxy for Shares Registered in Street Name. If your common shares are held in street name, you must return the enclosed Voting Instruction Form in order to have your common shares voted on all items. Only your broker, bank or other nominee holder can vote your shares. In order for your shares to be voted on all items you must return your voting instructions.

Please see the enclosed proxy card for further instructions on how to submit your vote. If you have any questions regarding how to authorize its proxy by telephone or by Internet, please call N.S. Taylor & Associates, Inc., the firm assisting us with the solicitation of proxies, toll-free at 1-866-470-3400.

How is my vote counted?

If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the meeting, or authorize your proxy to vote your shares electronically through the Internet or by telephone, the common shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common shares will be voted for the election of the nominees for the trustees named in this proxy statement and for ratification of our Audit Committee’s selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008, and as recommended by our Board of Trustees with regard to all other matters in its discretion. It is not anticipated that any matters other than those set forth in the proxy statement will be presented at the meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, no shareholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the meeting.

What other information should I review before voting?

For your review, our 2007 annual report, including financial statements for the fiscal year ended December 31, 2007, is being mailed to you concurrently with the mailing of this proxy statement. You may also obtain, free of charge, a copy of our 2007 annual report on our website at http://www.cbrerealtytrust.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities Exchange Commission, or the SEC. You may also obtain a copy of our Annual Report on Form 10-K, which contains additional information about our company, free of charge, by directing your request in writing to CB Richard Ellis Realty Trust, 515 S. Flower Street, Suite 3100, Los Angeles, CA 90071, Attention: Laurie E. Romanak. The 2007 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation material.

Who is soliciting my proxy?

Solicitation of proxies will be primarily by mail and telephone. However, our trustees and officers, certain employees of our Investment Advisor or one of its affiliates and certain employees of CNL Securities Corp., our Dealer Manager, also may solicit proxies by telephone, Internet, telegram or in person. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by us. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of us, to the beneficial owners of shares held of record by such persons. We have formally engaged N.S. Taylor & Associates, Inc., a professional proxy solicitation firm, or our Proxy Soliciting Firm, to aid in the solicitation of proxies at a base fee of $3,500 plus: an additional fee of $3.50 per contact with shareholders via telephone, if required in the solicitation; and reimbursement of reasonable out of pocket expenses. In connection with the services described above in connection with the annual meeting, we have agreed to indemnify the Proxy Soliciting Firm against certain liabilities that it may incur.

No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized and the delivery of this proxy statement shall, under no circumstances, create any implication that there has been no change in our affairs since the date hereof.

PROPOSAL 1: ELECTION OF TRUSTEES

Our Board of Trustees currently consists of five members each serving for a term of one year and until their successors are duly elected and qualify. The term expires at each annual meeting of shareholders.

At the annual meeting, all of the trustees will be elected to serve until the 2009 annual meeting and until their successors are duly elected and qualify. Our Board has nominated Robert H. Zerbst, Jack A. Cuneo, Charles E. Black, Martin A. Reid and James M. Orphanides to serve as trustees. Our Board anticipates that each nominee will serve, if elected, as a trustee. However, if either nominee is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person or persons as our Board may select.

The Board of Trustees unanimously recommends a vote “FOR” each nominee.

Information Regarding the Nominees and the Continuing Trustees

The following table and biographical descriptions set forth certain information with respect to each nominee for election as a trustee at the 2008 annual meeting, based upon information furnished by each trustee.

Name	Age	Position
Robert H. Zerbst	61	Chairman of the Board of Trustees
Jack A. Cuneo	60	President and Chief Executive Officer and Trustee
Charles E. Black	59	Trustee*
Martin A. Reid	52	Trustee*
James M. Orphanides	57	Trustee*

*	Denotes independent trustee

Robert H. Zerbst. Mr. Zerbst has been the Chairman of our Board of Trustees and a Managing Director of CBRE Advisors LLC, or our Investment Advisor since March 2004. Mr. Zerbst joined CB Richard Ellis Investors, L.L.C, or CBRE Investors, as President in 1997. He served as President and Chief Executive Officer from 1998 through 2006 and Chairman from 2007 to the present. He has led the growth and transformation of CBRE Investors from a domestic pension fund adviser to a multi-strategy, global investment organization approximately $37.8 billion. Mr. Zerbst holds a B.A. from Miami University, an M.A. in Economics, an M.B.A and a Ph.D. in Finance and Real Estate Economics from Ohio State University. He also earned the CRE and MAI professional designations, and is a member of the Pension Real Estate Association (PREA), National Association of Real Estate Investment Trusts (NAREIT), Vice Chairman of National Association of Real Estate Investment Managers (NAREIM), Real Estate Round Table, Los Angeles World Affairs Council, Asia Society and the Policy Advisory Board at the Haas School of Business, University of California at Berkeley.

Jack A. Cuneo. Mr. Cuneo has been our President and Chief Executive Officer and one of our trustees and the President and Chief Executive Officer of our Investment Advisor since March 2004. Mr. Cuneo has over 38 years of experience in the real estate industry and had been involved in a wide range of real estate investment activity including acquisitions, development, joint venture structuring, property sales, work outs and private equity financing for REITs and real estate operating companies. Prior to joining CBRE Investors in June 2003, Mr. Cuneo served as President of Cuneo Capital Group which engaged in advisory and private equity investment activities from 2002 to 2003. Mr. Cuneo also spent 26 years at Merrill Lynch where he served from 1997 to 2000 as the Chairman and Chief Executive Officer of Merrill Lynch Hubbard, a real estate investment subsidiary which acquired, operated and sold over 100 properties valued at $1.8 billion on behalf of over 240,000 individual investors. Mr. Cuneo was a Managing Director of the Global Real Estate and Hospitality Group at Merrill Lynch from 2000 to 2002 where he led private equity, advisory and asset sales activities. He is a member of the Urban Land Institute (ULI), the Policy Advisory Board at the Haas School of Business, University of California at Berkeley and the Real Estate Board of New York. Mr. Cuneo received a B.A. from City College of New York.

Charles E. Black. Mr. Black has been one of our trustees since June 2004. Mr. Black is the Chief Executive Officer of CB Urban Development, a development company he founded in 2007 which specializes in mixed-use urban development projects. Prior to that, Mr. Black was the Regional Senior Vice President (San Diego region) of The Irvine Company. Prior to joining The Irvine Company in March 2006, Mr. Black was the Executive Vice President of JMI Realty, where he had overall management responsibility for the development of Petco Park, the $450 million San Diego Padres baseball park that was completed in February 2004. Prior to joining JMI Realty in 2002, Mr. Black was the President and Chief Operating Officer of the San Diego Padres Baseball Club. From 1991 to 2002, Mr. Black was a partner in the law firm of Gray, Cary, Ware and Freidenrich, where his areas of expertise included real estate acquisition and development, urban planning and development law and development financing. Mr. Black is a member of the Urban Land Institute (ULI) and the land economics society Lambda Alpha and he is also a member of the Board of Directors of the San Diego Padres. Mr. Black received a B.S. from the United States Air Force Academy and a J.D. from the University of California at Davis.

Martin A. Reid. Mr. Reid has been one of our trustees since March 2005. Mr. Reid is a partner in Cheswold Realty Capital, an investment vehicle with $100 million of committed capital dedicated to opportunistic investments. Prior to joining Cheswold, Mr. Reid was the Chief Executive Officer of the General Partner of Redstone Hotel Partners, advising on hotel transactions and fund raising activities. From 1998 until 2006, Mr. Reid was a Managing Director of Thayer Lodging where he was responsible for acquisitions and dispositions. Mr. Reid has a broad professional background in real estate investment, capital markets and finance. Prior to joining Thayer Lodging in 1998, Mr. Reid spent four years as a Principal at LaSalle Advisors in Baltimore, Maryland, successor through merger to Alex. Brown Kleinwort Benson, where he originated and closed real estate transactions for pension fund clients. Prior to his tenure with LaSalle, Mr. Reid spent several years in acquisitions and dispositions with real estate investment and advisory affiliates of Merrill Lynch & Co. and Chase Manhattan Bank, where he was involved in the acquisition of several office, retail and residential properties and portfolios. Mr. Reid received a B.S. in Accounting from the State University of New York at Albany and an M.B.A. in Financial Management from Pace University. Mr. Reid is a Member of the American Institute of Certified Public Accountants and is a Full Member of the Urban Land Institute (ULI).

James M. Orphanides. Mr. Orphanides has been one of our trustees since October 2005. Mr. Orphanides has been Chairman Emeritus of First American Title Insurance Company of New York, since December 31, 2007, where he has worked since 1992 holding key executive positions. Prior to joining First American, Mr. Orphanides was a Principal and President of Preferred Land Title Services, Inc. from 1982 to 1992. Mr. Orphanides was Vice President and head of the National Sales department in New York for Commonwealth Land Title Insurance Company from 1979 to 1982 and an Executive at Chicago Title Insurance Company from 1972 to 1979. Mr. Orphanides sits on the Boards of the Foundation for Medical Evaluation and Early Detection and Seeds of Peace. Mr. Orphanides is also a member of the Lincoln Center Corporate Fund Leadership Committee. He is a member of the New York Land Title Association, the American Land Title Association, the International Council of Shopping Centers, the Urban Land Institute (ULI) and the Pension Real Estate Association (PREA). Mr. Orphanides received a B.A. from Heidelberg College and an M.A. from Queens College of New York.

Biographical Information Regarding Executive Officers Who Are Not Trustees

Laurie E. Romanak. Ms. Romanak has been our Senior Vice President, Chief Financial Officer and Secretary and a Managing Director of our Investment Advisor since March 2004. Ms. Romanak is also the Chief Financial Officer of CBRE Investors and is responsible for global accounting/reporting and finance activities for the organization’s approximately $37.8 billion real estate investment portfolio. Ms. Romanak directs global operations and oversees new fund formations, information technology, human resources and corporate compliance/administration for the firm’s offices in the US, Japan and Europe. Ms. Romanak joined CBRE Investors in 1986 and has served in her current role since 1995. Ms. Romanak is a C.P.A. and has more than 19 years of experience in the commercial real estate industry. Ms. Romanak currently serves on the Board of Directors of the National Council of Real Estate Investment Fiduciaries (NCREIF), is its immediate past

President, and is an active member of the National Association of Real Estate Investment Managers (NAREIM). Ms. Romanak received a B.B.A. from the University of Michigan at Ann Arbor.

The Board of Trustees and its Committees

Our Board of Trustees presently consists of five members. The Board has affirmatively determined that Messrs. Charles E. Black, Martin A. Reid and James M. Orphanides, representing a majority of its members, are “independent trustees,” as such term is defined in our declaration of trust. Our Board of Trustees held four meetings during fiscal year 2007. Each of the trustees attended at least 75% of the total number of meetings of our Board of Trustees held during 2007.

Audit Committee. We have a standing Audit Committee, consisting of Messrs. Reid (Chairman), Black and Zerbst, of whom Messrs. Reid and Black are independent. Our Board has not designated an audit committee financial expert, but we continue to evaluate such designation. Our Audit Committee currently is not required to operate under a written charter, but is considering the adoption of a written charter to be approved by our Board of Trustees. Our Audit Committee’s primary function is to assist the Board of Trustees in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the shareholders and others, the system of internal controls that management has established, and the audit and financial reporting process. Additional information regarding the functions performed by our Audit Committee is set forth in the “Audit Committee Report” included in this annual proxy statement. Our Audit Committee held four meetings during fiscal year 2007. Each of the committee members attended at least 75% of the total number of meetings of our Audit Committee held during fiscal year 2007.

Compensation Committee. We have a standing Compensation Committee, consisting of Messrs. Black (Chairman) and Reid, each of whom is independent. Our Compensation Committee currently is not required to operate under a written charter, but is considering the adoption of a written charter to be approved by our Board of Trustees. Our Compensation Committee’s primary function is to administer the granting of equity awards to our independent trustees and executive officers, and to selected employees of our Investment Advisor based upon recommendations from our Investment Advisor and to set the terms and conditions of such equity awards in accordance with our equity incentive plan that the compensation committee administers. In addition, our Compensation Committee reviews the compensation and fees payable to our Investment Advisor under our advisory agreement and reviews the Compensation Discussion and Analysis for inclusion in this annual proxy statement. Our Compensation Committee held one meeting during fiscal year 2007. Each of the committee members attended this meeting.

Conflicts Committee. We have a standing Conflicts Committee, consisting of Messrs. Black, Reid and Orphanides, each of whom is independent. Our Conflicts Committee’s primary function is to review and approve specific matters that our Board of Trustees believes may involve conflicts of interest and to determine whether the resolution of the conflict of interest is fair and reasonable to us and our shareholders. Our Conflicts Committee is responsible for reviewing and approving the terms of all transactions between us and our Investment Advisor or its affiliates or any member of our Board of Trustees, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions and the annual renewal of the advisory agreement between us and our Investment Advisor. Our Conflicts Committee is responsible for reviewing our Investment Advisor’s performance and the fees and expenses paid by us to our Investment Advisor. Our Conflicts Committee was formed in December 2007 and did not hold any meetings during fiscal year 2007.

Nominating Committee. We do not have a standing nominating committee. Our Board of Trustees has determined that it is appropriate for us not to have a nominating committee because all of the matters which a nominating committee would be responsible for are presently considered by all the members of our Board of Trustees, including all of our independent trustees. Nominations of individuals for election to our Board of Trustees and the proposal of business to be considered by our shareholders may be made at an annual meeting of shareholders (i) pursuant to our notice of meeting, (ii) by or at the direction of our Board of Trustees or (iii) by any shareholder of our company who was a shareholder of record both at the time of the giving of notice and at the time of the annual meeting of shareholders, who is entitled to vote at the meeting and who complied with the notice procedures set forth in our bylaws. Each member of our Board of Trustees participates in the consideration of trustee nominees. Our Board of Trustees does not have any minimum qualifications with respect to Board nominees. However, our Board of Trustees considers many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other Board members and the candidate’s willingness to devote substantial time and effort to Board responsibilities.

Compensation of Trustees

Trustees of our company who are not independent receive no additional compensation for their services as trustees. The following table sets forth the compensation earned by our independent trustees for the year ended December 31, 2007:*

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Charles E. Black	$34,000	—	$34,000
Martin A. Reid	$36,500	—	$36,500
James M. Orphanides	$25,000	—	$25,000

*	The columns “Stock Awards,” “Option Awards,” “Non-Equity Incentive Plan Compensation,” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” were omitted from this table as no such compensation was earned by our independent trustees for the year ended December 31, 2007.

We pay each of our independent trustees $25,000 per year and $1,000 per regularly scheduled committee meeting attended and $1,000 per special board meeting attended whether held in person or by telephone conference. The chairperson of the Audit Committee is entitled to an additional annual fee of $7,500 and the chairperson of the Compensation Committee is entitled to an additional annual fee of $5,000. All trustees receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Trustees. If a trustee also is an officer of ours, we do not pay separate compensation for those services rendered as a trustee.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected the accounting firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008, subject to ratification of this appointment by our common shareholders. Action by shareholders is not required by law in the appointment of an independent registered public accounting firm, but its appointment is submitted by the Board in order to give the shareholders a voice in the designation of auditors. If the appointment is not ratified by the shareholders, the Board will reconsider its choice of Deloitte & Touche LLP as our independent registered public accounting firm. Deloitte & Touche LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in our company or any of our subsidiaries in any capacity. Deloitte & Touche LLP has served as our independent registered public accounting firm since July 1, 2004 and audited our consolidated financial statements for the years ended December 31, 2007, 2006 and 2005.

A representative of Deloitte & Touche LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fee Disclosure

The following table lists the fees for services rendered by our independent registered public accounting firm for the years ended December 31, 2007, 2006 and 2005:

Services	2007	2006	2005
Audit Fees(1)	$417,125	$574,098	$312,994
Audit Related Fees(2)	80,000	—	—
Tax Fees(3)	66,695	125,650	43,937

Total	$564,090	$699,748	$356,931

(1)	Audit fees billed in 2007, 2006 and 2005 consisted of the audit of our annual consolidated financial statements, acquisition audits, reviews of our quarterly consolidated financial statements, and statutory and regulatory audits, consents and other services related to filings with the SEC.
(2)	Audit-related fees consist of Sarbanes Oxley compliance review and consultation.
(3)	Tax services consist of tax compliance and tax planning and advice.

Pre-Approval Policies and Procedures of our Audit Committee

The Audit Committee of our Board of Trustees intends to develop a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm. This policy would be subject to certain guidelines and pre-approved services that, in the judgment of management and the auditor, would not violate the auditor’s independence.

Our Board of Trustees unanimously recommends a vote “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The following is a report by our Audit Committee regarding the responsibilities and functions of our Audit Committee. This Report shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this Report by reference in any such document.

Our Audit Committee oversees our financial reporting process. Management has the primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, our Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Our Audit Committee reviewed with the independent registered public accounting firm, who are responsible for auditing our financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as currently in effect. Our Audit Committee received the written disclosure and the letter from our independent registered public accounting firm required by the Independence Standards Board Standard No. 1, as currently in effect, discussed with our independent registered public accounting firm the auditors’ independence from both management and our company and considered the compatibility of our independent registered public accounting firm’s provision of non-audit services to our company with their independence.

Our Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. Our Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting, including off-balance sheet investments.

In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board of Trustees (and our Board of Trustees has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

The members of our Audit Committee are not professionally engaged in the practice of auditing or accounting. Committee members rely, without independent investigation or verification, on the information provided to them and on the representations made by management and our independent registered public accounting firm. Accordingly, our Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that Deloitte & Touche LLP is in fact “independent.”

Submitted by our Audit Committee

Martin A. Reid (Chairman)

Charles E. Black

Robert H. Zerbst

CORPORATE GOVERNANCE MATTERS

We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our Board of Trustees consists of a majority of independent trustees. You are encouraged to visit our website at http://www.cbrerealtytrust.com to view or to obtain copies of our code of business conduct and ethics and our whistleblowing and whistleblower protection policy. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You may also obtain, free of charge, a copy of our code of business conduct and ethics and our whistleblowing and whistleblower protection policy by directing your request in writing to CB Richard Ellis Realty Trust, 515 South Flower Street, Suite 3100, Los Angeles, California 90071, Attn: Laurie E. Romanak. Additional information relating to the corporate governance of our company is also included in other sections of this proxy statement.

Code of Business Conduct and Ethics

Our Board of Trustees has adopted a code of business conduct and ethics that applies to our trustees, executive officers and officers and employees of our Investment Advisor. Among other matters, our code of business conduct and ethics was designed to deter wrongdoing and to assist our trustees, executive officers and officers and employees of our Investment Advisor in promoting honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the code to appropriate persons identified in the code; and accountability for adherence to the code.

Communications with our Board of Trustees

We have a process by which shareholders and/or other parties may communicate with our Board of Trustees, our independent trustees as a group or our individual trustees. Any such communications may be sent to our Board of Trustees by U.S. mail or overnight delivery and should be directed to Laurie E. Romanak at CB Richard Ellis Realty Trust, 515 South Flower Street, Suite 3100, Los Angeles, California 90071, who will forward such communications on to the intended recipient. Any such communications may be made anonymously.

Whistleblowing and Whistleblower Protection Policy

Our Audit Committee has adopted the following procedures set forth in this policy for (1) the anonymous and confidential submission by employees of complaints or concerns regarding questionable accounting and auditing matters, and (2) the receipt, retention and treatment of employee complaints or concerns regarding such matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of our company, you may do so in writing to the Chairman of our Audit Committee, c/o Secretary, CB Richard Ellis Realty Trust, 515 South Flower Street, Suite 3100, Los Angeles, California 90071. Any such communications may be made anonymously.

Trustee Attendance at Annual Meetings

We encourage each member of our Board of Trustees to attend each annual meeting of shareholders. Each member of our Board of Trustees attended our 2007 annual meeting of shareholders.

Executive Sessions of Independent Trustees

The independent trustees serving on our Board of Trustees meet in executive session after each regularly scheduled meeting of our Audit Committee, and from time to time, our Board of Trustees, without the presence of any trustees or other persons who are part of our management. The executive sessions regularly are chaired by the chair of the Board committee having jurisdiction over the particular subject matter to be discussed at the particular session or portion of a session.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We have no employees. We are managed by our Investment Advisor pursuant to an advisory agreement by and among our operating partnership, CBRE Operating Partnership, L.P., or CBRE OP, our Investment Advisor and us. All of our named executive officers are employees of our Investment Advisor or one or more of its affiliates. We have not paid, and do not intend to pay, any cash compensation to our executive officers and we do not currently intend to adopt any policies with respect thereto. We do not have agreements with any of our executive officers or any employees of our Investment Advisor or its affiliates with respect to their compensation. Our Investment Advisor will determine the levels of base salary and cash incentive compensation that may be earned by our executive officers for services performed for our Investment Advisor, based on the time required for the performance of the duties of our Investment Advisor under the advisory agreement and such other factors as our Investment Advisor may determine are appropriate. Our Investment Advisor will also determine whether and to what extent our executive officers will be provided with pension, deferred compensation and other employee benefits plans and programs for their services performed for our Investment Advisor. Cash compensation paid to our executive officers for their services performed for our Investment Advisor will be paid by our Investment Advisor from the fees paid by us to our Investment Advisor under the advisory agreement. We will not control how such fees will be allocated by our Investment Advisor to its employees or employees of its affiliates. See “Certain Relationships and Related Transactions” in this proxy statement for a discussion of fees and expenses payable to our Investment Advisor and its affiliates.

We did not grant any equity-based awards to any of our executive officers during the 2007 fiscal year. As of the end of the 2007 fiscal year, none of our executive officers held any awards based on or relating to our common shares. We have adopted our 2004 equity incentive plan pursuant to which we are permitted to grant equity-based awards to our trustees, executive officers, advisors and consultants. Under this plan, our Compensation Committee will have discretion to determine whether grants of awards may be made directly to our executive officers, and the terms and conditions of any such awards. See “—Equity Compensation Plan Information.” Our Compensation Committee has not yet adopted a policy with respect to future grants of equity awards to our executive officers. We anticipate that such determinations will be made based on factors such as the desire to retain such officer’s services over the long-term. In addition, our Compensation Committee may determine to make awards to new executive officers in order to attract talented professionals to serve us.

We do not have any policy in place regarding minimum ownership requirements for either our executive officers or trustees. We do not have any policy in place regarding the ability of our executive officers or trustees to engage in hedging activities with respect to our common shares.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to our Board of Trustees that the Compensation Discussion and Analysis be included in this annual proxy statement.

Submitted by our Compensation Committee

Charles E. Black (Chairman)

Martin A. Reid

Equity Compensation Plan Information

We have adopted a 2004 equity incentive plan. The purpose of the 2004 equity incentive plan is to provide us with the flexibility to use share options and other awards to provide a means of performance-based compensation. Key employees, directors, trustees, officers, advisors, consultants or other personnel of ours and our subsidiaries or other persons expected to provide significant services to us or our subsidiaries, including employees of our Investment Advisor, would be eligible to be granted share options, restricted shares, phantom shares, dividend equivalent rights and other share-based awards under the 2004 equity incentive plan.

The Compensation Committee, appointed by our Board of Trustees, has the full authority to administer and interpret the 2004 equity incentive plan, to authorize the granting of awards, to determine the eligibility of an employee, trustee or consultant to receive an award, to determine the number of common shares to be covered by each award, to determine the terms, provisions and conditions of each award, to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate. Our Compensation Committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. From and after the closing of our initial public offering, the 2004 equity incentive plan will be administered by a Compensation Committee consisting of two or more non-employee trustees, each of whom is intended to be, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, a non-employee trustee and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, qualify as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, or, if no committee exists, the Board of Trustees. References below to our Compensation Committee include a reference to the Board for those periods in which the Board is acting.

Subject to adjustment upon certain corporate transactions or events, a maximum of 20,000,000 common shares (but not more than 10% of the common shares outstanding at the time of grant) may be subject to share options, shares of restricted shares, phantom shares and dividend equivalent rights under the 2004 equity incentive plan. Any common shares withheld or surrendered by plan participants in connection with the payment of an option exercise price or in connection with tax withholding will not count towards the share limitation and will be available for issuance under the 2004 equity incentive plan. If an option or other award granted under the 2004 equity incentive plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless previously terminated by our Board of Trustees, no new award may be granted under the 2004 equity incentive plan after the tenth anniversary of the date that such plan was initially approved by our Board of Trustees. No award may be granted under our 2004 equity incentive plan to any person who, assuming exercise of all options and payment of all awards held by such person would own or be deemed to own more than 3.0% of our outstanding common shares.

As of December 31, 2007, no stock options, stock awards, warrants, or other rights were outstanding under the 2004 equity incentive plan.

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks and none of our employees participates on our Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common shares as of April 16, 2008 with respect to:

•	each person who is the beneficial owner of more than five percent of our outstanding common shares;

•	each of our trustees;

•	each of our named executive officers; and

•	all trustees and executive officers as a group.

Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment powers.

Name and Address(1)	Shares Owned(2)	Percentage
Trustees and Executive Officers:
Robert H. Zerbst(3)	14,760	*
Jack A. Cuneo	120	*
Charles E. Black	—	—
Martin A. Reid	—	—
James M. Orphanides	54,348	*
Laurie E. Romanak	—	—
All executive officers and trustees as a group	14,880	*
5% Shareholders:
Stein Trusts(4)	2,765,262	7.14%

*	Less than one percent.
(1)	The address for each of our named executive officers is 515 South Flower Street, Suite 3100, Los Angeles, California 90071.
(2)	Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of common shares if that person has or shares voting power or investment power with respect to those shares, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.
(3)	Includes 1,399 common shares held by the Zerbst 2003 Family Trust, of which Mr. Zerbst is a trustor and trustee, and 3,263 common shares held by the Thomas P. Kohr Trust I, of which Mr. Zerbst is a co-trustee and shares investment power over the trust’s assets.
(4)

Wells Fargo Bank, N.A. serves as the trustee of the Stein Trusts and it has voting and/or investment power over these shares. The address for the Stein Trusts is 90 S. 7th St., 11th Floor, Minneapolis, MN 55402.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and trustees, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. We were not subject to the reporting requirements of Section 16(a) for the year ended December 31, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Advisory Agreement

We entered into an advisory agreement with our Investment Advisor in July 2004, which was amended and restated in October 2006. Pursuant to this agreement, which was unanimously approved by our Board of Trustees, including our independent trustees, we appointed our Investment Advisor to manage, operate, direct and supervise our operations. Our Investment Advisor performs its duties as a fiduciary of us and our shareholders. Many of the services to be performed by our Investment Advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that our Investment Advisor performs for us as our Investment Advisor, and it is not intended to include all of the services that may be provided to us by our Investment Advisor or by third parties. Our Investment Advisor may subcontract with third parties for the performance of certain duties on our behalf. Our Investment Advisor will only subcontract with third parties that are believed to have the requisite experience to perform their duties. Our Investment Advisor will supervise the activities of any such third parties consistent with its fiduciary duty to us. Under the terms of the advisory agreement, our Investment Advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our Board of Trustees. In its performance of this undertaking, our Investment Advisor shall, subject to the authority of our Board:

•	find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

•	structure the terms and conditions of transactions pursuant to which acquisitions of properties will be made;

•	acquire assets on our behalf in compliance with our investment objectives and policies;

•	arrange for financing and refinancing of properties; and

•	enter into leases and service contracts for the properties acquired.

The initial term of the advisory agreement was for one year and the term may be renewed at the end of each year of the agreement for an additional one-year period. Prior to any such renewal, our trustees will evaluate the performance of our Investment Advisor and the criteria used in such evaluation will be reflected in the minutes of such meeting. In October 2007, the advisory agreement was renewed by our trustees (including our independent trustees) for one year. Additionally, the advisory agreement may be terminated:

•

immediately by us (i) in the event our Investment Advisor commits fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by our Investment Advisor, (ii) upon the bankruptcy of our Investment Advisor or (iii) upon material breach of the advisory agreement by our Investment Advisor, which remains uncured after 30 days’ written notice;

•	without cause or penalty by a majority of our independent trustees or by our Investment Advisor upon 60 days’ written notice; or

•	immediately by our Investment Advisor upon our bankruptcy or any material breach of the advisory agreement by us, which remains uncured after 10 days’ written notice.

Our advisory agreement was negotiated between related parties and we did not have the benefit of arm’s length negotiations of the type normally conducted with an unaffiliated third party. Our Investment Advisor and its affiliates are paid fees, and can be reimbursed for all costs it incurs, in connection with services provided to us. Certain fees payable to our Investment Advisor are not tied to the performance of our portfolio. These payments are summarized under “—Receipt of Fees and Other Compensation and Equity Interest in us by our Investment Advisor and its Affiliates and our Dealer Manager and its Affiliates.” In the event the advisory agreement is terminated, our Investment Advisor will be paid all accrued and unpaid fees and expense reimbursements. In addition, an affiliate of our Investment Advisor has received one class B limited partnership interest in CBRE OP (representing 100% of the class B interest outstanding) in exchange for the services provided to us relating to our formation and future services. The class B limited partnership interest is subject to redemption by CBRE OP in the event of termination of the advisory agreement.

A majority of our independent trustees, and a majority of trustees not otherwise interested in the transaction, must approve all transactions with our Investment Advisor or any of its affiliates. Until our shares are listed on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market, our independent trustees must determine from time to time, but at least annually, that our fees and expenses are reasonable in light of our performance, our net assets and net income and the fees and expenses of other comparable unaffiliated REITs. During this period, our independent trustees are also responsible for reviewing the performance of our Investment Advisor and determining that the compensation to be paid to our Investment Advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out.

Our Investment Advisor receives advisory services relating to real estate acquisitions, property management and communications with existing investors and, in addition, receives marketing and other operational services from CNL Fund Management Company, an affiliate of CNL Securities Corp., our Dealer Manager, pursuant to a sub-advisory agreement. Our Investment Advisor compensates the Sub-Advisor in connection with services provided to our Investment Advisor through certain acquisition and investment management fees, which are in an aggregate amount of approximately 14% to 19% of such fees our Investment Advisor receives from us, plus reimbursable expenses incurred by the Sub-Advisor which are submitted through our Investment Advisor for reimbursement. Our Investment Advisor retains ultimate responsibility for the performance of all of the matters entrusted to it under the advisory agreement.

Ownership by our Investment Advisor and its Affiliates

As of December 31, 2007, CBRE REIT Holdings LLC, an affiliate of our Investment Advisor, owns 246,361 limited partnership units, representing 0.79% of the outstanding limited partnership units in CBRE OP. CBRE REIT Holdings LLC also owns all of the class B limited partnership interest in CBRE OP. CBRE REIT Holdings LLC was formed solely to hold these ownership interests in CBRE OP and is controlled by CBRE Investors, which is an indirect wholly-owned subsidiary of CB Richard Ellis Group, Inc., or CB Richard Ellis. CBRE REIT Holdings LLC purchased the limited partnership units for an aggregate amount of $242,500, or $8.10 per unit in July 2004. The class B limited partnership interest was issued to CBRE REIT Holdings LLC as part of the consideration for our Investment Advisor entering into the advisory agreement with us and for services provided to us in connection with our formation and ongoing advisory services, such as selecting the placement agent relating to our initial private placement, sourcing members to serve on our executive management team and seeking initial investments for our portfolio. The issuance of this interest was negotiated between related parties and we did not have the benefit of arm’s length negotiations of the type normally conducted with an unaffiliated third party. CBRE Investors, an affiliate of our Investment Advisor, also purchased 269,428 of our common shares for $2,182,500, or $8.10 per share, in an initial private placement of our common shares prior to our initial public offering. The Chairman of our Board of Trustees has purchased, directly and indirectly, 14,760 of our common shares from CBRE Investors for the aggregate amount of approximately $119,562, or $8.10 per share, which was the same per share price at which CBRE Investors purchased those shares.

In July 2004, CBRE REIT Holdings LLC received a class C limited partnership interest in CBRE OP in exchange for the services provided to us relating to our formation and future services. Effective October 24, 2006, CBRE REIT Holdings LLC contributed the class C limited partnership interest it held in CBRE OP to CBRE OP in exchange for 216,424 limited partnership units (with an aggregate value of approximately $1,928,000). The number of units received in exchange for the class C limited partnership interest was based on an independent valuation approved by our Board of Trustees, including our independent trustees.

Robert H. Zerbst, our Chairman, and Laurie E. Romanak, our Senior Vice President, Chief Financial Officer and Secretary, serve as Managing Directors of our Investment Advisor and also serve as President and Executive Managing Director, respectively, of CBRE Investors, our sponsor. Jack A. Cuneo, our President and Chief Executive Officer and one of our trustees, serves as the President and Chief Executive Officer of our Investment Advisor and also serves as a Managing Director of CBRE Investors. Our President and Chief Executive Officer and our chief financial officer directly hold an aggregate 12.9% economic interest in our Investment Advisor. These individuals owe fiduciary duties to these entities and their shareholders. Such fiduciary duties may from time to time conflict with the fiduciary duties owed to our shareholders and us.

Ownership by Affiliates of the Dealer Manager and the Sub-Advisor

Fund Investors, LLC, an affiliate of our Dealer Manager, purchased 80,645 of our common shares for $9.20 per share, or $741,934. Additionally, CNL Fund Management Company, an affiliate of our Dealer Manager, serves as the Sub-Advisor to our Investment Advisor. Fund Investors, LLC and CNL Fund Management Company owns an aggregate 23% distribution interest in the net proceeds upon a sale of our Investment Advisor and an aggregate 24.9% voting and distribution interest (excluding distributions that CBRE Investors is entitled to with respect to 29,937 class A units) in CBRE REIT Holdings LLC. CNL Fund Management Company and Fund Investors, LLC received their interests in our Investment Advisor and in CBRE REIT Holdings LLC in return for capital contributions made to each respective entity. CNL Fund Management Company and our Dealer Manager are wholly-owned subsidiaries of CNL Capital Markets Corp.

Joint Ventures with Affiliates of our Investment Advisor

We have agreed to a capital commitment of $20,000,000 in CB Richard Ellis Strategic Partners Asia II-A, L.P., or CBRE Asia Fund, which extends for 24 months after the close of the final capital commitment. On October 16, 2007, we funded $200,000 of our capital commitment. CBRE Investors, our sponsor, formed CBRE Asia Fund to purchase, reposition, develop, hold for investment and sell institutional quality real estate and related assets in targeted markets in Asia, including China, Japan, India, South Korea, Hong Kong, Singapore and other Asia Pacific markets. CBRE Asia Fund closed on January 31, 2008, with aggregate capital commitments of $394,200.000. CBRE Asia Fund has an eight year term, which may be extended for up to two one year periods with the approval of two thirds of the limited partners.

As of December 31, 2007, CBRE Asia Fund had acquired ownership interests in six properties, one in China and five in Japan. As of December 31, 2007, CBRE Asia Fund had aggregate investor commitments of approximately $344,000,000 from institutional investors including CBRE Investors. As of December 31, 2007, we owned an ownership interest of approximately 5.81% in CBRE Asia Fund. Our capital commitment is currently being pledged as collateral on unsecured borrowings of CBRE Asia Fund of which our pro-rata portion of such borrowings was $2,610,000, based on our 5.81% ownership interest in CBRE Asia Fund at December 31, 2007. In addition, if we had funded our entire capital commitment in CBRE Asia Fund as of December 31, 2007, our investment in CBRE Asia Fund would represent 4.40% of our total assets.

CBRE Asia Fund is managed by CB Richard Ellis Investors SP Asia II, LLC, or the Fund Manager, an affiliate of CBRE Investors. The Fund Manager is entitled to a quarterly management fee at an annual rate equal to 1.25% of the aggregate capital commitments (or an annual rate of 1.5% of the aggregate capital commitments for limited partners (which includes us) with capital commitments of less than $50,000,000). The Fund Manager is also entitled to an acquisition fee equal to (i) for assets acquired for ground up, new development or asset repositioning involving refurbishment activity, 0.75% of CBRE Asia Fund’s pro rata share of the total acquisition cost of such investment, plus 0.375% of the amount of projected capital expenditures required for such development or refurbishment activity, or (ii) for all other assets, 0.75% of CBRE Asia Fund’s pro rata share of the total acquisition cost of such investment. Our share of investment management and acquisition fees paid to the Fund Manager was $59,000 and $52,000, respectively, for the year ended December 31, 2007.

We will pay our Investment Advisor investment management and acquisition fees with respect to our investment in CBRE Asia Fund. Such fees paid to our Investment Advisor will be reduced, but not below zero, by our proportionate share of the management and acquisition fees paid to the Fund Manager. As of December 31, 2007, we had paid no fees to our Investment Advisor relating to this investment.

Receipt of Fees and Other Compensation and Equity in Us by our Investment Advisor and its Affiliates and our Dealer Manager and its Affiliates

Our Investment Advisor (including its affiliates) and our Dealer Manager receive compensation and fees for services relating to our initial public offering and for the investment and management of our assets.

Our Investment Advisor will be paid acquisition fees up to 1.0% of (i) the purchase price of real estate investments acquired by us, including any debt attributable to such investments, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity. We may pay acquisition fees to affiliates of our Investment Advisor for a particular property acquisition in the form of brokerage fees and mortgage loan origination fees (in the event debt is placed on a property). In the event that we pay these types of acquisition fees to affiliates of our Investment Advisor, such fees will be in addition to the 1.0% paid to our Investment Advisor and our Investment Advisor will not receive any portion of such fees. Our Investment Advisor earned acquisition fees of $2,620,000 for the year ended December 31. 2007. There were no acquisition fees paid in 2006 and 2005. In connection with services provided to our Investment Advisor, the Sub-Advisor, pursuant to a sub-advisory agreement, was paid $490,000 by the Investment Advisor for the year ended December 31, 2007.

For investment management services of our real estate assets, we pay our Investment Advisor (i) a monthly fee equal to one-twelfth of 0.60% of the aggregate cost (before non-cash reserves and depreciation) of all real estate investments without portfolio and (ii) a monthly fee equal to 7.0% of the aggregate monthly operating income derived from all real estate investments within our portfolio. All or any portion of the investment management fee not taken as to any fiscal year may be deferred or waived without interest at the option of our Investment Advisor. Our Investment Advisor earned investment management fees of $1,547,000, $739,000 and $603,000 for the years ended December 31, 2007, 2006 and 2005, respectively. Our Investment Advisor waived investment management fees of $432,000 for the year ended December 31, 2007. There were no investment management fees waived in 2006 and 2005. In connection with services provided to our Investment Advisor, the Sub-Advisor, pursuant to a sub-advisory agreement, was paid $214,000 and $25,000 by our Investment Advisor for the years ended December 31, 2007 and 2006, respectively.

Affiliates of our Investment Advisor may also provide leasing, brokerage, property management, or mortgage banking services for us. CB Richard Ellis Group, Inc., an affiliate of our Investment Advisor, received property management fees of approximately $160,000, $41,000 and $7,000 for the years ended December 31, 2007, 2006 and 2005, respectively. CBRE Melody, an affiliate of our Investment Advisor, received mortgage banking fees of approximately $36,000, $0 and $163,000 for the years ended December 31, 2007, 2006 and 2005, respectively. No leasing and brokerage fees were paid to affiliates of our Investment Advisor for the years ended December 31, 2007, 2006 and 2005. In addition CB Richard Ellis, UK, an affiliate of our Investment Advisor, received a payment for certain acquisition expenses in conjunction with the April 27, 2007 acquisition of 602 Central Blvd. totaling £9,000 ($18,000) for the year ended December 31, 2007.

The holder of the class B limited partnership interest in the CBRE OP, CBRE REIT Holdings LLC, an affiliate of our Investment Advisor, is entitled to distributions made by the CBRE OP in an amount equal to 15% of all net proceeds of any disposition of properties to be distributed to the partners after subtracting (i) the costs of such disposition, (ii) the amount of equity capital invested in such property which has not been reinvested or returned to the partners, and (iii) an amount equal to a 7% annual, uncompounded return on such invested capital.

Additionally, we will reimburse our Investment Advisor for all actual expenses it incurs in fulfilling our administration on an ongoing basis. Our operating expenses will not exceed the greater of (i) 2% of our average invested assets or (ii) 25% of our net income.

In connection with the sale of properties (which shall include the sale of a specific property or the sale of a portfolio of properties through a sale of assets, merger or similar transaction), we will pay to our Investment Advisor or its affiliates a real estate commission in an amount not to exceed 50% of the brokerage commission; provided that 50% of such commission may not exceed 3% of the contract price of each property sold and may not exceed the lesser of a competitive total real estate commission or 6% of the contract price of the property sold.

We are a party to a dealer manager agreement with our Dealer Manager. Under the dealer manager agreement, our Dealer Manager provides certain sales, promotional and marketing services to us in connection with the distribution of common shares offered pursuant to the prospectus relating to our initial public offering. Our Dealer Manager will receive compensation for selling shares of up to 7.0% of gross proceeds from the sale of shares in the primary offering (all or a portion may be reallowed to participating broker-dealers). Our Dealer Manager is also entitled to a dealer manager fee of up to 1.5% of the gross proceeds from the sale of shares in the primary offering and a marketing support fee of up to 1.0% of the gross proceeds from the sale of shares in the primary offering (all or a portion may be reallowed to participating broker-dealers). From October 24, 2006 (commencement of our initial public offering) through December 31, 2007, our Dealer Manager earned approximately $11,183,000 in selling commission, $3,603,000 in dealer manager fees and $1,719,000 in marketing support fees.

Our Investment Advisor and our Dealer Manager will also receive reimbursement of up to 2.0% of our aggregate gross offering proceeds for organization and offering expenses (excluding selling commissions, our dealer manager fee and the marketing support fee) incurred by our Investment Advisor and our Dealer Manager on our behalf (all or a portion received by our Dealer Manager may be reallowed to participating broker-dealers).

Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our Board of Trustees has established a Conflicts Committee to review and approve all matters our Board believes may involve a conflict of interest. In addition, our declaration of trust contains a number of restrictions relating to (i) transactions we enter into with our Investment Advisor and its affiliates, (ii) allocation of properties among affiliated entities and (iii) retention of affiliated service providers. These restrictions, which apply until our shares are listed for trading on a national securities exchange, the Nasdaq Global Select Market, or the Nasdaq Global Market, include among others, the following:

Transactions with our Investment Advisor. Except for transactions under the advisory agreement or as otherwise described in this prospectus, we will not accept goods or services from our Investment Advisor or its affiliates unless a majority of our trustees, including a majority of any independent trustees not otherwise interested in the transactions, approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Property Transactions with our Investment Advisor and its Affiliates. We will not purchase or lease properties in which our Investment Advisor or its affiliates has an ownership interest without a determination by a majority of our trustees, including a majority of any independent trustees not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to us and at a price to us no greater than the cost of the property to our Investment Advisor or its affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value. We will not sell or lease properties to our Investment Advisor or its affiliates or to our trustees unless a majority of our trustees, including a majority of any independent trustees not otherwise interested in the transaction, determine the transaction is fair and reasonable to us.

Loans. We will not make any loans to our Investment Advisor or its affiliates or to our trustees. We may not borrow money from any of our trustees or from our Investment Advisor and its affiliates unless approved by a majority of our trustees, including a majority of any independent trustees not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

Asset Acquisitions. In the event that an investment opportunity becomes available to us through the CBRE Investors network that is suitable, under all of the factors considered by our Investment Advisor, for us and another program or account managed by CBRE Investors, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. Investment opportunities sourced directly by our Investment Advisor and suitable for us are first presented to us before being offered to other programs or accounts. In determining whether or not such an investment opportunity is suitable for more than one program or account, our Investment Advisor shall examine, among others, the following factors:

•	the degree to which the potential acquisition meets the investment objectives and parameters of each program or account;

•	the amount of funds available to each program or account and the length of time such funds have been available for investment;

•	the effect of the acquisition both on diversification of each program’s or account’s investments by type of property and geographic area, and on diversification of the tenants of its properties;

•	the policy of each program or account relating to leverage of properties;

•	the anticipated cash flow of each program or account;

•	the tax effects of the purchase of each program or account; and

•	the size of the investment.

If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our Board of Trustees and our Investment Advisor, to be more appropriate for a program or account other than the program or account that committed to make the investment, our Investment Advisor may determine that another program or account affiliated with our Investment Advisor will make the investment. Our Board of Trustees (including our independent trustees) has a duty to ensure that the method used by our Investment Advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable, and has concluded that the procedures described above are reasonable. Such procedures are reviewed regularly by our Board of Trustees.

Affiliated Service Providers

Our Investment Advisor will attempt to retain the best real estate service providers available in the market. Although we do not rely exclusively on, nor have a written agreement to exclusively receive services from, CB Richard Ellis as a service provider, our Investment Advisor may seek certain services, such as leasing, property management and brokerage, from it or an affiliated entity. CB Richard Ellis, directly or indirectly, has the capability to provide services relating to acquisitions, dispositions, leasing, property management, construction supervision and mortgage banking. We have engaged affiliates of CB Richard Ellis to provide certain property management services in connection with one property we own and mortgage banking services in connection with three properties we own. Our Investment Advisor must review any proposal for services from an affiliate and determine, based on research conducted by our Investment Advisor’s investment team, that it is the best combination of service, staffing and cost available in the market.

OTHER MATTERS

Solicitation of Proxies

We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our trustees, officers and certain employees of affiliates of our company may also solicit proxies personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. In addition, we intend to utilize the proxy solicitation services of N.S. Taylor & Associates, Inc. at an estimated base cost of $3,500, plus $3.50 per telephone conversation with shareholders and reimbursement of reasonable out-of-pocket expenses.

Shareholder Proposals

Shareholder proposals intended to be presented at the 2009 annual meeting of shareholders must be received by our Secretary no later than January 5, 2009, in order to be considered for inclusion in our proxy statement relating to the 2009 meeting pursuant to Rule 14a-8 under the Exchange Act.

For a proposal of a shareholder to be properly presented at the 2009 annual meeting of shareholders, other than a shareholder proposal included in the proxy statement pursuant to Rule 14a-8, such proposal must be received at our principal executive offices after March 12, 2009 and on or before April 11, 2009, unless the 2009 annual meeting of shareholders is scheduled to take place before May 11, 2009 or after August 9, 2009. Under our Bylaws, shareholders must follow certain procedures to nominate a person for election as a trustee at an annual or special meeting, or to introduce an item of business at an annual meeting. A shareholder must notify our Secretary in writing of the trustee nominee or the other business. To be timely under our current Bylaws, the notice must be delivered to our secretary, along with the appropriate supporting documentation, as applicable, at our principal executive office not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any such proposal should be mailed to: CB Richard Ellis Realty Trust, 515 South Flower Street, Suite 3100, Los Angeles, California 90071, Attn: Laurie E. Romanak, Secretary.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the impacted shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, by directing your written request to: CB Richard Ellis Realty Trust, 515 South Flower Street, Suite 3100, Los Angeles, California 90071, Attn: Laurie E. Romanak, Secretary or call 609-683-4900. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker as specified above.

Other Matters

Our Board of Trustees does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

By Order of our Board of Trustees

Laurie Romanak

Secretary

Los Angeles, California

April 28, 2008

☒	Votes must be indicated (X) in Black or Blue ink.	Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE FOLLOWING ITEMS:
1. To elect five trustees of our company to serve until our 2009 annual meeting of shareholders and until their respective successors are duly elected and qualify.	FOR ALL ☐	WITHHOLD ALL ☐	*EXCEPTIONS ☐	2. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008	FOR ☐	AGAINST ☐	ABSTAIN ☐

Nominees:

01 Robert H. Zebst

02 Jack A. Cuneo

03 Charles E. Black

04 Martin A. Reid

05 James M. Orphanides

(Instructions: To withhold authority to vote for any individual nominee(s), mark the “Exceptions” box and write that nominee’s name on the following blank line.)

3. To act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying notice of annual meeting of shareholders, the proxy statement with respect thereof and our annual report to shareholders with respect to our 2007 fiscal year, the terms of each of which are incorporated by reference, and hereby revoke(s) any proxy or proxies heretofore given with respect to the meeting. This proxy may be revoked at any time before it is exercised.

Signature Signature Date
IMPORTANT: Please sign exactly as name appears hereon. Joint owners should each sign personally. Trustees and others signing in a representative or fiduciary capacity should Indicate their full titles in such capacity.
▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone proxy authorization must be received by 11:59 p.m., Eastern Time, on June 9, 2008 in order for your votes to be certified in the final tabulation. In the event that the annual meeting is adjourned, Internet and telephone proxy authorizations must be received by 11:59 p.m., Eastern Time, on the business day before the annual meeting is resumed.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.eproxy.com/cbrert • Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	TELEPHONE 1-866-580-9477 • Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	MAIL • Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

CB Richard Ellis Realty Trust

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

This Proxy will be voted as directed. If the proxy is returned signed, but no direction is given,

it will be voted “FOR” the matters stated.

The undersigned shareholder of CB Richard Ellis Realty Trust, a Maryland real estate investment trust, hereby appoints Robert H. Zerbst and Jack A. Cuneo, and each of them, as proxies, with full power of substitution in each, to attend the Annual Meeting of Shareholders of the Company to be held at the Nassau Inn, Ten Palmer Square, Princeton, New Jersey on June 10, 2008, at 1:00 p.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

When properly executed, the votes entitled to be cast by the undersigned will be cast in the manner directed herein by undersigned shareholder(s). If no direction is given, the votes entitled to be cast by the undersigned will be cast FOR the nominees of our Board of Trustees listed in Proposal 1 and FOR Proposal 2. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the annual meeting and any adjournments or postponements thereof. A shareholder wishing to vote in accordance with our Board of Trustees recommendations need only sign and date this proxy and return it in the enclosed envelope.

(Continued and to be marked, dated and signed, on the other side) CB RICHARD ELLIS REALTY TRUST P.O. BOX 3510 SOUTH HACKENSACK, NJ 07606-9210

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to receive next year’s Annual Report and proxy materials via the Internet rather than by mail. Next year when the materials are available, we will send you an e-mail with instructions which will enable you to review these materials on-line. To sign up for this optional service, visit http://www.eproxy.com/cbrert.

For your convenience, cast your

vote via telephone, mail or Internet.

But most importantly...

Please Vote!

☑

Read the Enclosed Materials...

Enclosed is the following information for the CB Richard Ellis Realty Trust Annual Meeting of Shareholders:

•        2007 Annual Report

•        Proxy Statement that describes the proposals to be voted upon

•        Proxy Card

☑

Complete the Proxy Card and Return by Mail...

On the Proxy Card, cast your vote on the proposals, sign and return it in the postage-paid envelope provided. Please note, all parties must sign.

...Or Vote by Telephone

Please refer to the Proxy Card for telephone voting instructions and your control number.

...Or Vote by Internet

Visit http://www.eproxy.com/cbrert and follow the online instructions to cast your vote. Your control number is located on the Proxy Card.

If you voted by telephone or the Internet, please DO NOT mail back the Proxy Card.

☑	For Assistance... If you have any questions or need assistance with completing your Proxy Card, please call N.S. Taylor & Associates, Inc., toll free at 1-866-470-3400.
☑

Please Vote...

We encourage you to cast your vote promptly so we can avoid additional costs associated with soliciting your vote. Your vote will not be cast automatically for you.

Thank you!

We appreciate your participation and support. Again, please be sure to vote. Your vote is important!